UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2013

Heritage Oaks Bancorp
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles, CA	93446
(Address of principal executive offices)	(Zip Code)

805-369-5200
(Registrant's Telephone Number, Including Area Code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 4, 2013, Heritage Oaks Bancorp (NASDAQ:HEOP) (the "Company"), parent company of Heritage Oaks Bank (the "Bank"), issued a press release announcing the resignation of William Yarbenet, Executive Vice President and Chief Credit Officer of the Bank effective May 31, 2013.

(c) and (d) The Company also announced that William Schack was appointed to the position of Executive Vice President and Chief Credit Officer of the Bank, effective June 4, 2013. Mr. Schack has extensive financial services industry experience. He was previously the chief credit officer at First California Bank since 2009 and was promoted to executive vice president there in 2011. Prior to joining Heritage Oaks Bank, Mr. Schack held various credit management positions at financial institutions in Southern California during his twenty year career.

The terms of Mr. Schack's employment arrangement with the Bank provide that he will: (i) earn an initial annual salary of $220,000, (ii) receive a restricted stock grant with a fair value up to $75,000 and a five (5) year vesting schedule, subject to TARP requirements, (iii) receive incentive stock options with a fair value up to $30,000 and a three (3) year vesting schedule, subject to TARP requirements, (iv) be eligible to participate in the Bank's incentive compensation plan, (v) be eligible to participate in the Bank's Employee Stock Ownership Plan, (vi) be eligible to participate in the Bank's 401(k) Plan, (vii) receive an auto allowance of $500 per month, and (viii) be eligible to participate in the Bank's other general employee benefits available to Company and Bank employees.

The Company issued a press release announcing Mr. Yarbenet's resignation and Mr. Schack's appointment on June 4, 2013. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 4, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp
Date: June 4, 2013	By: /s/ MARK OLSON Mark Olson Chief Financial Officer